As filed with the Securities and Exchange Commission on June 17, 2003
                                                      Registration No. 333-67911
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT No. 4
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               COBALT CORPORATION
             (Exact name of registrant as specified in its charter)
           Wisconsin                                            39-1931212
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)
                            401 West Michigan Street
                           Milwaukee, Wisconsin 53203
                                 (414) 226-6900
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)
                   -------------------------------------------
                               Stephen E. Bablitch
                      Chairman and Chief Executive Officer
                            401 West Michigan Street
                           Milwaukee, Wisconsin 53203
                                 (414) 226-6900
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                 with copies to:
                                Joseph C. Branch
                                  John M. Olson
                                 Foley & Lardner
                            777 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                                 (414) 271-2400
                   -------------------------------------------

     Approximate date of commencement of proposed sale to the public: Not applicable.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
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


                                EXPLANATORY NOTE

     In accordance with the undertaking contained in the Registration Statement on Form S-1 initially filed by the Registrant on November 25, 1998 (Reg. No. 333-67911) (the "Registration Statement") pursuant to Item 512(a)(3) of Regulation S-K, the Registrant is filing this Post-Effective Amendment No. 4 to the Registration Statement in order to remove from registration under the Securities Act of 1933, as amended, all of the shares of the Registrant's Common Stock, no par value (the "Common Stock"), that were previously registered for sale under the Cobalt Corporation (formerly known as United Wisconsin Services, Inc.) Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan") and that remain unsold.

     The Registrant, which had reserved the right to terminate the Plan at any time, terminated the Plan as of March 28, 2003. As of March 28, 2003, 556,001 shares of Common Stock registered under the Registration Statement remained unsold (the "Unissued Shares").

     Since March 28, 2003, no new Plan contributions or other transactions have been or will be made or shares issued pursuant to the Plan. Accordingly, the offering of Common Stock under the Plan has been terminated, and the Registration Statement is hereby amended to remove the Unissued Shares from registration.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, June 17, 2003.

                                          COBALT CORPORATION


                                          By: /s/ Stephen E. Bablitch
                                              ----------------------------------
                                              Stephen E. Bablitch
                                              Chairman of the Board and
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                      Date
         ---------                          -----                      ----

/s/ Stephen E. Bablitch          Chairman of the Board and
-----------------------------    Chief Executive Officer           June 17, 2003
Stephen E. Bablitch              (Principal Executive Officer)


/s/ Gail L. Hanson               Senior Vice President,            June 17, 2003
-----------------------------    Treasurer nd Chief Financial
Gail L. Hanson                   Officer (Principal Accounting
                                 and Financial Officer)

/s/ Richard A. Abdoo
-----------------------------    Director                          June 17, 2003
Richard A. Abdoo

/s/ Barry K. Allen
-----------------------------    Director                          June 17, 2003
Barry K. Allen

/s/ James L. Forbes
-----------------------------    Director                          June 17, 2003
James L. Forbes

/s/ Michael S. Joyce
-----------------------------    Director                          June 17, 2003
Michael S. Joyce

/s/ Dr. D. Keith Ness
-----------------------------    Director                          June 17, 2003
Dr. D. Keith Ness

/s/ Dr. William C. Rupp
-----------------------------    Director                          June 17, 2003
Dr. William C. Rupp

/s/ Janet D. Steiger
-----------------------------    Director                          June 17, 2003
Janet D. Steiger

/s/ Dr. Kenneth M. Viste, Jr.
-----------------------------    Director                          June 17, 2003
Dr. Kenneth M. Viste, Jr.